FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("First Amendment") is made and entered into as of the 9th day of January, 1998, by and among GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower"), MONARCH CASINO & RESORT, INC., a Nevada corporation ("MCRI"), JOHN FARAHI, BAHRAM FARAHI and BEHROUZ FARAHI (collectively "Farahi" and together with MCRI, collectively the "Guarantors") and WELLS FARGO BANK, National Association, as Lender, Swingline Lender and L/C Issuer and as the administrative and collateral agent for the Lender, Swingline Lender and L/C Issuer (herein in such capacity called the "Agent Bank" and, together with the Lender, Swingline Lender and L/C Issuer collectively referred to as the "Banks").

                               R_E_C_I_T_A_L_S:

     WHEREAS:

     A. Borrower, Guarantors, Agent Bank, Swingline Lender and Lender entered into a Credit Agreement dated as of December 29, 1997 (the "Existing Credit Agreement") for the purpose of establishing a reducing revolving line of credit in favor of Borrower, up to the maximum principal amount of Eighty Million Dollars ($80,000,000.00), including a Swingline Facility in the maximum amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) at any time outstanding.

     B. For the purpose of this First Amendment, all capitalized words and terms not otherwise defined herein shall have the respective meanings and be construed herein as provided in Section 1.01 of the Existing Credit Agreement and any reference to a provision of the Existing Credit Agreement shall be deemed to incorporate that provision as a part hereof, in the same manner and with the same effect as if the same were fully set forth herein.

     C. Borrower and Guarantors desire to amend the Existing Credit Agreement for the purpose of establishing an additional subfacility for the issuance of standby and commercial letters of credit up to the maximum aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) at any time outstanding.

     D. Banks have agreed to establish an additional subfacility for the issuance of standby and documentary letters of credit to be issued by L/C Issuer at the request of Borrower up to the maximum aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) at any time outstanding, subject to the terms, conditions and provisions set forth in this First Amendment.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree to the amendments and modifications to the Existing Credit Agreement as specifically hereinafter provided as follows:

     1. Definitions. Section 1.01 of the Existing Credit Agreement entitled "Definitions" shall be and is hereby amended to include the following definitions. Those terms which are currently defined by Section 1.01 of the Existing Credit Agreement and which are also defined below shall be superseded and restated by the applicable definition set forth below:

     "Agent Bank" shall mean WFB in its capacity as administrative and collateral agent for Lenders, Swingline Lender and L/C Issuer.

     "Aggregate Outstandings" shall mean collective reference to the sum of the Funded Outstandings, Swingline Outstandings and L/C Exposure as of any given date of determination.

     "Available Borrowings" shall mean, at any time, and from time to time, the aggregate amount available to Borrower for a Borrowing, a Construction Disbursement, a Swingline Advance or issuance of a Letter of Credit not exceeding the amount of the Maximum Availability, as of each date of determination.

     "Bank Facilities" shall mean collective reference to the Credit Facility, Swingline Facility and L/C Facility.

     "Bank Facility Termination" shall mean indefeasible payment in full of all sums owing under the Bank Facilities and each of the other Loan Documents, the occurrence of the Stated Expiry Date or other termination of all outstanding Letters of Credit, and the irrevocable termination of: (i) the obligation of Lenders to advance Borrowings and Construction Disbursements under the Credit Facility, (ii) the obligation of Swingline Lender to advance Swingline Advances under the Swingline Facility, and (iii) the obligation of L/C Issuer to issue Letters of Credit under the L/C Facility.

     "Borrowing(s)" shall mean such amounts as Borrower may request from Agent Bank from time to time to be advanced under the Credit Facility by Notice of Borrowing in the manner provided in Section 2.03 and/or Construction Disbursement Request in the manner provided in Section 2.09 or at the request of Agent Bank pursuant to Section 2.08 or Section 2.16.

     "Cash Collateral Account" shall mean the restricted depository savings account to be established by Borrower or Agent Bank on behalf of Borrower with L/C Issuer at its offices located at One East First Street, Reno, Nevada, or at such other office located in the United States as may be designated from time to time by L/C Issuer, for the purpose of depositing Cash collateral for the aggregate L/C Exposure upon the occurrence of any Event of Default.

     "Cash Collateral Pledge Agreement" shall mean the Pledge and Assignment of Savings Account Agreement to be executed by Borrower in favor of L/C Issuer as of the First Amendment Effective Date as the same may be amended or modified from time to time under the terms of which all sums held from time to time in the Cash Collateral Account are pledged in favor of L/C Issuer to secure repayment of any funding required under any outstanding Letters of Credit, a copy of the form of which Cash Collateral Pledge Agreement is marked "Exhibit O", affixed to the First Amendment and by this reference incorporated herein and made a part hereof.

     "Commercial Letter(s) of Credit" shall mean a letter or letters of credit issued by L/C Issuer pursuant to Section 2.16 of the Credit Agreement for the purpose of assuring payment for goods, equipment or materials supplied to Borrower.

     "Credit Agreement" shall mean the Existing Credit Agreement as amended by the First Amendment, together with all Schedules, Exhibits and other attachments thereto, as it may be further amended, modified, extended, renewed or restated from time to time.

     "Existing Credit Agreement" shall have the meaning set forth in Recital Paragraph A of the First Amendment.

     "First Amendment" shall mean the First Amendment to Credit Agreement.

     "First Amendment Effective Date" shall mean the date upon which each of the conditions precedent set forth in Paragraph 11 of the First Amendment shall have occurred to the satisfaction of Agent Bank.

     "Funded Outstandings" shall mean the unpaid principal amount outstanding on the Credit Facility as of any given date of determination for Borrowings and Construction Disbursements made thereunder, not including Swingline Outstandings or the amount of any L/C Exposure.

     "Funding Date" shall mean each date upon which Lenders fund Borrowings or Construction Disbursements requested by Borrower in accordance with the provisions of Section 2.03 or 2.09 or at the request of Agent Bank pursuant to
Section 2.08 or 2.16.

     "Indebtedness" of any Person includes all obliga-tions, contingent or otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities for borrowed money or other liabilities secured by any lien existing on property owned or acquired by such Person, Affiliate or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), obligations which have been or under GAAP should be capitalized for financial reporting purposes, the face amount of all Letters of Credit issued for the account of such Person and all guaranties, endorse-ments, and other contingent obligations with respect to Indebtedness of others, including, but not limited to, any obligations to acquire any of such Indebtedness, to purchase, sell, or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such Indebtedness, or otherwise to assure the owner of any of such Indebtedness against loss with respect thereto.

     "L/C Agreement(s)" shall mean collective reference to the Application and Agreement for Standby Letter of Credit and Application for Commercial Letter of Credit and addendum(s) thereto executed by an Authorized Officer of Borrower in favor of L/C Issuer in L/C Issuer's standard form, setting forth the terms and conditions upon which L/C Issuer shall issue a Letter(s) of Credit, as the same may be amended or modified from time to time.

     "L/C Exposure" shall mean the aggregate amount which L/C Issuer may be required to fund or is contingently liable for disbursement under all issued and outstanding Letter(s) of Credit, which amount shall be determined by subtracting from the aggregate of the Stated Amount of each such Letter(s) of Credit (to the extent such Letter of Credit is not secured by Cash deposited into the Cash Collateral Account and subject to the Cash Collateral Pledge Agreement), the principal amount of all L/C Reimbursement Obligations which have accrued and have been fully satisfied as of each date of determination.

     "L/C Facility" shall mean the agreement of L/C Issuer to issue Letters of Credit subject to the terms and conditions and up to the maximum amounts and duration as set forth in Section 2.16 of the Credit Agreement.

     "L/C Fee" shall have the meaning set forth in Section 2.10(c) of the Credit Agreement.

     "L/C Issuer" shall mean WFB in its capacity as the issuer of Letters of Credit under the L/C Facility.

     "L/C Reimbursement Obligation(s)" shall mean the obligation of Borrower to reimburse L/C Issuer for amounts funded or disbursed under a Letter(s) of Credit, together with accrued interest thereon.

     "Letter(s) of Credit" shall mean collective reference to the Standby Letter(s) of Credit and/or Commercial Letter(s) of Credit, as the case may be, issued by L/C Issuer on behalf of Borrower, as the same may be extended, renewed or reissued from time to time.

     "Loan Documents" shall mean collective reference to the Credit Agreement, the Revolving Credit Note, the Swingline Note, the Security Documentation, Cash Collateral Pledge Agreement, the Environmental Certificate and all other documents and instruments which may hereafter be executed and delivered by or on behalf of Borrower or any other Person in connection with the Bank Facilities for the benefit of Banks or Agent Bank on behalf of the Lenders, the Swingline Lender and/or the L/C Issuer.

     "Standby Letter(s) of Credit" shall mean a letter or letters of credit issued by L/C Issuer pursuant to Section 2.16 of the Credit Agreement for the purpose of securing payment or performance of a financial obligation of Borrower, other than in connection with the payment for goods, equipment or materials.

     "Stated Amount" shall mean the maximum amount which L/C Issuer may be required to disburse to the beneficiary(ies) of a Letter(s) of Credit under the terms thereof.

     "Stated Expiry Date(s)" shall mean the date set forth on the face of a Letter(s) of Credit as the date when all obligations of L/C Issuer to advance funds thereunder will terminate, as the same may be extended from time to time.

     2. Amendment of Section 2.03(a). As of the First Amendment Effective Date, the last sentence of Section 2.03(a) of the Existing Credit Agreement shall be and is hereby deleted and the following is substituted as a full restatement thereof:

          "Borrower shall be entitled to no more than one (1) Construction Disbursement during each month during the Construction Period and no more than three (3) Borrowings during each calendar month during the Preconstruction Period and the Revolving Credit Period, exclusive of Borrowings or Construction Disbursements made for the sole purpose of funding repayment of a Swingline Advance or L/C Reimbursement Obligation."

     3. Amendment of Section 2.04. As of the First Amendment Effective Date, the first sentence of Section 2.04 of the Existing Credit Agreement shall be and is hereby deleted and the following is substituted as a full restatement thereof:

          "During the Revolving Credit Period, Borrowings, other than Borrowings made at the request of Agent Bank for the purpose of funding repayment of Swingline Outstandings and/or L/C Reimbursement Obligations as hereinafter provided, will only be made so long as Borrower is in full compliance with each of the requirements and conditions precedent set forth in
Article III B of this Credit Agreement."

     4. Addition to Section 2.10. As of the First Amendment Effective Date, Section 2.10 of the Credit Agreement entitled "Fees" shall be and is hereby amended by adding Subsection (c) thereto as follows:

          "c.     Concurrently with the issuance of each Letter of Credit,
Borrower shall pay an issuance fee to the L/C Issuer ("L/C Fee") in an amount equal to the Stated Amount of each such Letter of Credit multiplied by one and one-half percent (1.50%) per annum for the number of days elapsing from the issuance date to the Stated Expiry Date of each such Letter of Credit, but in no event shall the L/C Fee be less than Five Hundred Dollars ($500.00) for each Letter of Credit. From each L/C Fee the greater of Five Hundred Dollars ($500.00) or one quarter of one percent (.25%) of the Stated Amount of each such Letter of Credit, calculated on a per annum basis as provided hereinabove, shall be retained by L/C Issuer for its own account and the balance of each L/C Fee shall be promptly distributed by Agent Bank to Lenders in proportion to their respective Syndication Interests in the Credit Facility. All L/C Fees paid by Borrower are nonrefundable and shall be deemed fully earned upon issuance of the applicable Letter of Credit."

     5. Amendment of Section 2.12. As of the First Amendment Effective Date, the first sentence of Section 2.12 of the Existing Credit Agreement entitled "Net Payments" shall be and is hereby deleted and the following is substituted as a full restatement thereof:

          "All payments under the Credit Agreement, the Revolving Credit Note, the Swingline Note and/or a L/C Reimbursement Obligation shall be made without set-off, counterclaim, recoupment or defense of any kind and in such amounts as may be necessary in order that all such payments, after deduction or withholding for or on account of any future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by the United States or any Governmental Authority, other than franchise taxes or any tax on or measured by the gross receipts or overall net income of any Lender pursuant to the income tax laws of the United States or any State, or the jurisdiction where each Lender's principal office is located (collectively "Taxes"), shall not be less than the amounts otherwise specified to be paid under the Credit Agreement and the Notes."

     6. Addition of Letter of Credit Provisions. As of the First Amendment Effective Date, Section 2.16 entitled "Issuance of Letters of Credit" shall be and is hereby added to the Credit Agreement as follows:

          "Section 2.16.  Issuance of Letters of Credit.

               a. Any Authorized Officer of Borrower may from time to time request that a Standby Letter of Credit or Commercial Letter of Credit be issued by delivering to L/C Issuer (with a telecopy to the Agent Bank) on a Banking Business Day, at least five (5) Banking Business Days prior to the date of such proposed issuance, an L/C Agreement in L/C Issuer's then standard form (consistent with the terms of the Credit Agreement), completed to the satisfaction of L/C Issuer and such other certificates as the L/C Issuer may reasonably request; provided, however, that no Letter of Credit shall be issued (a) if any Default or Event of Default has occurred and remains continuing, or (b) if after giving effect to the issuance thereof, the aggregate Stated Amount of outstanding Letters of Credit would exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00), or (c) the Stated Amount of the requested Letter of Credit exceeds the Maximum Availability. Each Letter of Credit shall be issued by the L/C Issuer on the Banking Business Day specified in the Borrower's application therefor. Each request for a Letter of Credit and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication New 1994 Revision No. 500, or any successor publication then in effect. Each Standby Letter of Credit will be issued for a term not greater than one (1) year and shall not include any provision for automatic renewal. Each Commercial Letter of Credit will be issued for a term not greater than one hundred eighty (180) calendar days. In no event shall any Letter of Credit have a Stated Expiry Date later than thirty (30) days prior to the Maturity Date. Promptly after receipt of each request for the issuance of a Letter of Credit and immediately prior to the issuance thereof, L/C Issuer shall obtain telephonic verification from Agent Bank that the amount of such request does not exceed the then Available Borrowings. The L/C Issuer shall promptly notify the Agent Bank of the aggregate L/C Exposure of outstanding Letters of Credit each time there is a change therein.

               b. Upon presentation of a draft drawn under any Letter of Credit, L/C Issuer shall promptly notify the Agent Bank and Borrower of the amount under such draft and the date upon which such draft is to be funded.
On or before two (2) Banking Business Days following such notice (unless Borrower has made other arrangements acceptable to the L/C Issuer to pay the amount of such draft in full), Borrower shall advance to L/C Issuer the amount of such draft from Borrower's available funds or shall request a Borrowing or Construction Disbursement under the Credit Facility in an amount sufficient to pay the amount of such draft in full. The Agent Bank, upon receipt of such funds from the Lenders, shall automatically provide such amount to the L/C Issuer for payment of the amount of such draft and the balance of the Borrowing or Construction Disbursement, as the case may be, shall be deposited in immediately available funds to the Designated Deposit Account. In the event Borrower fails to advance to L/C Issuer the amount of such draft from Borrower's available funds or to request a Borrowing within two (2) Banking Business Days from receipt of the notice as specified above, on the third
(3rd) Banking Business Day following Agent Bank's receipt of such notice, Agent Bank shall, without notice to or consent of the Borrower and without regard to any other conditions precedent for the making of Borrowings or Construction Disbursements under the Credit Facility, cause a Borrowing (or Construction Disbursement if made during the Construction Period) to be made and funded by the Lenders under the Credit Facility in the amount necessary to pay the amount of such draft in full. Upon the occurrence of any Event of Default, L/C Issuer shall, without notice or further authorization or consent of Borrower whatsoever, be authorized to immediately cause the Cash Collateral Account to be established and funded by Lenders with a Borrowing (or Construction Disbursement if made during the Construction Period) advanced to Agent Bank equal to the aggregate amount of the L/C Exposure then outstanding. All amounts held by L/C Issuer in the Cash Collateral Account shall be held as security for the repayment of any L/C Reimbursement Obligation thereafter arising pursuant to the terms of the L/C Agreement(s) and the Cash Collateral Pledge Agreement. Borrowings and Construction Disbursements advanced by Lenders to pay drafts drawn upon or to secure repayment of the L/C Exposure under Letters of Credit pursuant to this subsection shall: (i) constitute Borrowings (or Construction Disbursements if made during the Construction Period) under the Credit Facility, (ii) initially be Base Rate Loans and (iii) be subject to all of the provisions of this Credit Agreement concerning Borrowings (or Construction Disbursements if made during the Construction Period) under the Credit Facility, except that such Borrowings or Construction Disbursements shall be made upon demand of the Agent Bank as set forth above rather than upon Notice of Borrowing or Construction Disbursement Request by Borrower and shall be made, notwithstanding anything in this Credit Agreement to the contrary, without regard to any other conditions precedent to the making of Borrowings or Construction Disbursements under the Credit Agreement and notwithstanding any Default or Event of Default thereunder. All amounts paid by L/C Issuer on a draft drawn under any Letter of Credit which has not been funded or concurrently reimbursed by Borrower or through a Borrowing or Construction Disbursement as provided hereinabove, shall bear interest at the Base Rate plus the Applicable Margin per annum until repaid or reimbursed to L/C Issuer.

               c. Each Lender's obligation to advance Borrowings or Construction Disbursements in the proportionate amount of its Syndication Interest in the Credit Facility of any unreimbursed amounts outstanding under any Letter of Credit pursuant hereto is several, and not joint or joint and several. The failure of any Lender to perform its obligation to advance a Borrowing or Construction Disbursement in a proportionate amount of such Lender's Syndication Interest of any unreimbursed amounts outstanding under a Letter of Credit will not relieve any other Lender of its obligation hereunder to advance such Borrowing or Construction Disbursement in the amount of such other Lender's proportionate Syndication Interest of such amount, nor relieve the Lender which has failed to fund of its obligation to fund hereunder. The Borrower agrees to accept the Borrowings or Construction Disbursements for payment of Letters of Credit as provided hereinabove, whether or not such Borrowings or Construction Disbursements could have been made pursuant to the terms of Article III B or C, Article IX or any other section of the Credit Agreement.

               d. Letters of Credit shall be used and issued for the benefit of Borrower for the general corporate purposes of Borrower relating to the Hotel/Casino Facility and/or the Expansion Project."

     7. Amendment of Paragraph B of Article III Entitled "Conditions Precedent to all Borrowings". As of the First Amendment Effective Date, Paragraph B of Article III of the Existing Credit Agreement shall be and is hereby deleted and the following is substituted as a full restatement thereof:

          "B.     Conditions Precedent to all Borrowings.  The obligation of each Lender and Agent Bank to make any Borrowing requested to be made on any Funding Date, except Borrowings made upon the demand of Agent Bank for the purpose of funding repayment of Swingline Outstandings and/or L/C Reimbursement Obligations, is subject to the occurrence of each of the following conditions precedent as of such Funding Date:"

     8. Additions to Section 7.02. As of the First Amendment Effective Date, Section 7.02 entitled "Default Remedies" shall be and is hereby amended by adding thereto the additional Subsections (e), (f) and (g) as follows:

               "(e)     The Swingline Lender shall, upon receipt of written
notice of the occurrence of an Event of Default, terminate its obligation to make any advances under the Swingline Facility and may declare all outstanding unpaid Indebtedness hereunder and under the Swingline Note, together with all accrued interest thereon immediately due and payable without presentation, demand, protest or notice of any kind. This remedy will be deemed to have been automatically exercised on the occurrence of any event set out in Sections 7.01(g), (h) or (i).

               (f) The L/C Issuer shall, upon receipt of written notice of the occurrence of an Event of Default, terminate its obligation to issue Letters of Credit and/or any Letter of Credit which may be terminated in accordance with its terms. This remedy will be deemed to have been automatically exercised on the occurrence of any event set out in Sections 7.01(g), (h) or (i).

               (g) Agent Bank and/or L/C Issuer may, or at the direction of the Requisite Lenders will, direct the Borrower to pay (and Borrower hereby agrees upon receipt of such notice to pay) to the L/C Issuer an amount in Cash equal to the then outstanding L/C Exposure, such Cash to be held by L/C Issuer in the Cash Collateral Account as security for the repayment of all L/C Reimbursement Obligations thereafter occurring."

     9. Amendment of Section 10.04(b). As of the First Amendment Effective Date, the penultimate sentence of Section 10.04(b) shall be and is hereby deleted and the following is substituted as a full restatement thereof:

          "No Nonusage Fee or L/C Fees shall accrue in favor of, or be payable to, such Defaulting Lender from the date of any failure to fund Borrowings, Construction Disbursements or to reimburse Agent Bank for any Liabilities and Costs as herein provided until such failure has been cured, and Agent Bank shall be entitled to (A) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under the Credit Agreement, and (B) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest."

     10. Amendment of Section 11.01. As of the First Amendment Effective Date, Section 11.01 entitled "Amendments and Waivers" shall be and is hereby amended by inserting at the end thereof the following:

          "No modification of Section 2.08 or the Swingline Note shall be made without the consent of the Swingline Lender. No modification of Section 2.16 shall be made without the consent of the L/C Issuer."

     11. Conditions Precedent to First Amendment Effective Date. The occurrence of the First Amendment Effective Date is subject to Agent Bank having received the following documents and payments, in each case in a form and substance reasonably satisfactory to Agent Bank, and the occurrence of each other condition precedent set forth below on or before January 30, 1998:

          a. Due execution by Borrower, Guarantors and Banks of seven (7) duplicate originals of this First Amendment;

          b. Corporate resolutions or other evidence of requisite authority of Borrower and Guarantors, as applicable, to execute the First Amendment;

          c. Due execution by Borrower of an original Cash Collateral Pledge Agreement;

          d. Reimbursement to Agent Bank by Borrower for all reasonable fees and out-of-pocket expenses incurred by Agent Bank in connection with the First Amendment, including, but not limited to, reasonable attorneys' fees of Henderson & Nelson and all other like expenses remaining unpaid as of the First Amendment Effective Date; and

          e. Such other documents, instruments or conditions as may be reasonably required by Lenders.

     12. Representations of Borrower. Borrower hereby represents to the Banks that:

          a. the representations and warranties contained in Article IV of the Existing Credit Agreement and contained in each of the other Loan Documents (other than representations and warranties which expressly speak only as of a different date, which shall be true and correct in all material respects as of such date) are true and correct on and as of the First Amendment Effective Date in all material respects as though such representations and warranties had been made on and as of the First Amendment Effective Date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by the Credit Agreement or by any other Loan Document or which has been otherwise consented to by Agent Bank;

          b. Since the date of the most recent financial statements referred to in Section 5.08 of the Existing Credit Agreement, no Material Adverse Change has occurred and no event or circumstance which could reasonably be expected to result in a Material Adverse Change or Material Adverse Effect has occurred;

          c. no event has occurred and is continuing which constitutes a Default or Event of Default under the terms of the Credit Agreement; and

          d. The execution, delivery and performance of this First Amendment has been duly authorized by all necessary action of Borrower and Guarantors and this First Amendment constitutes a valid, binding and enforceable obligation of Borrower and Guarantors.

     13. Affirmation and Ratification of Continuing Guaranty. Guarantors join in the execution of this First Amendment for the purpose of ratifying and affirming their respective obligations under the Continuing Guaranty for the guaranty of the full and prompt payment and performance of all of Borrower's indebtedness and obligations under the Bank Facilities and each of the Loan Documents, as modified and amended under this First Amendment.

     14. Incorporation by Reference. This First Amendment shall be and is hereby incorporated in and forms a part of the Existing Credit Agreement.

     15. Governing Law. This First Amendment to Credit Agreement shall be governed by the internal laws of the State of Nevada without reference to conflicts of laws principles.

     16. Counterparts. This First Amendment may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute one and the same document.

     17. Continuance of Terms and Provisions. All of the terms and provisions of the Credit Agreement shall remain unchanged except as specifically modified herein.

     18. Additional Exhibit Attached. The following additional Exhibit is attached hereto and incorporated herein and made a part of the Credit Agreement as follows:

          Exhibit O -     Cash Collateral Pledge Agreement - Form

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

                                   BORROWER:

                                   GOLDEN ROAD MOTOR INN, INC.,
                                   a Nevada corporation



                                   By /s/ Ben Farahi
                                     ----------------------
                                     Ben Farahi,
                                     Secretary

                                   Address:

                                   1175 West Moana Lane
                                   Suite 200
                                   Reno, NV  89509

                                   Telephone: (702) 825-3355
                                   Facsimile: (702) 825-7705


                                   GUARANTORS:

                                   MCRI:

                                   MONARCH CASINO & RESORT, INC.,
                                   a Nevada corporation


                                   By /s/ Ben Farahi
                                     ----------------------
                                     Ben Farahi,
                                     Secretary

                                   Address:

                                   1175 West Moana Lane
                                   Suite 200
                                   Reno, NV  89509

                                   Telephone: (702) 825-3355
                                   Facsimile: (702) 825-7705


                                   /s/ John Farahi
                                   ------------------------
                                   John Farahi


                                   /s/ Bahram Farahi
                                   ------------------------
                                   Bahram Farahi


                                   /s/ Behrouz Farahi
                                   ------------------------
                                   Behrouz Farahi


                                   BANKS:

                                   WELLS FARGO BANK,
                                   National Association,
                                   Agent Bank, Lender,
                                   Swingline Lender and
                                   L/C Issuer


                                   By /s/ Rob Medeiros
                                     ----------------------
                                     Rob Medeiros,
                                     Vice President

                                   Address:

                                   One East First Street
                                   Reno, NV  89501

                                   Telephone: (702) 334-5747
                                   Facsimile: (702) 334-5637

                           PLEDGE AND ASSIGNMENT OF
                           SAVINGS ACCOUNT AGREEMENT


     THIS PLEDGE AND ASSIGNMENT OF SAVINGS ACCOUNT AGREEMENT ("Pledge Agreement") is made and entered into as of this 9th day of January, 1998, by and between, GOLDEN ROAD MOTOR INN, INC., a Nevada corporation, Debtor and Assignor, hereinafter referred to as "Borrower", party of the first part, and WELLS FARGO BANK, National Association, hereinafter referred to as "L/C Issuer" party of the second part.

                               R_E_C_I_T_A_L_S:

WHEREAS:

     A. In this Pledge Agreement all capitalized words and terms not otherwise specifically herein defined shall have the respective meanings and be construed herein as provided in or incorporated into Section 1.01 entitled "Definitions" of the Credit Agreement (as may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of December 29, 1997, as amended by First Amendment to Credit Agreement executed concurrently herewith by and among Borrower, the Guarantors therein named, L/C Issuer and the Banks therein described, and any reference to a provision of the Credit Agreement shall be deemed to incorporate that provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

     B. Pursuant to the Credit Agreement, L/C Issuer has agreed, subject to the terms and conditions specified therein, to issue Letters of Credit on behalf of Borrower up to the maximum aggregate Stated Amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) at any time outstanding. As security for the prompt payment of each and every L/C Reimbursement Obligation arising after the occurrence of an Event of Default, L/C Issuer may establish a restricted depository savings account for the account of Borrower (the "Cash Collateral Account"). It is a condition of the Credit Agreement and the issuance of Letters of Credit that all Borrowings, Construction Disbursements, Cash, securities and other property of Borrower which may hereafter be deposited into the Cash Collateral Account be presently and irrevocably pledged and assigned to L/C Issuer to be held by L/C Issuer in the manner and for the purposes set forth in the Credit Agreement and L/C Agreements.

     NOW, THEREFORE, in consideration of the Letters of Credit to be issued by L/C Issuer for the benefit of Borrower, the receipt and sufficiency of which consideration is hereby acknowledged, the Borrower hereby pledges and assigns to L/C Issuer all of its right, title and interest in and to the Cash Collateral Account and any Borrowings, Construction Disbursements, Cash, securities and other property of Borrower hereafter held or deposited therein, as follows:

     1. Borrower shall and does hereby agree that L/C Issuer shall have the right, on and after the occurrence of an Event of Default, to establish and maintain the Cash Collateral Account for the purpose set forth herein and in the Credit Agreement. The Borrower by these presents does hereby presently and irrevocably grant, bargain, sell, assign, transfer and set over unto L/C Issuer, its successors and assigns, all of Borrower's right, title and interest in and to the Cash Collateral Account and any Borrowings,

                                  EXHIBIT O
Construction Disbursements, Cash, securities and other property of Borrower hereafter held or deposited therein.

     2. In addition to all rights of setoff for repayment of any L/C Reimbursement Obligation against any Borrowings or Construction Disbursements held in the Cash Collateral Account, monies, securities or other property given to L/C Issuer by law, L/C Issuer shall have a right of setoff for the repayment of any L/C Reimbursement Obligation against any Borrowings, Construction Disbursements, monies, securities and other property of Borrower now or hereafter held or deposited in the Cash Collateral Account or on deposit with L/C Issuer whether held in a general or special account or deposit, or for safekeeping or otherwise; and every such right of setoff for the repayment of any L/C Reimbursement Obligation may be exercised without demand upon or notice to Borrower. No right of setoff shall be deemed to have been waived by any act or conduct on the part of L/C Issuer or by any neglect to exercise such right of setoff, or by any delay in doing so; and every right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by L/C Issuer.

     3. No delay or failure by L/C Issuer, Agent Bank or any of the Banks to exercise any right or remedy against the Borrower under the Loan Documents shall be construed as a waiver of such right or remedy. All remedies of L/C Issuer, Agent Bank and Banks against the Borrower under the Loan Documents are cumulative.

     4. This Pledge Agreement may not be amended, changed or terminated except by an agreement in writing signed by the party or parties against whom enforcement of the change is sought. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and if any action is taken to enforce the terms of this Pledge Agreement such action shall be commenced and maintained within the State of Nevada.

     5. If and to the extent that the amounts held from time to time in the Cash Collateral Account (including any interest) exceed the Stated Amount of all undrawn Letters of Credit and all unpaid L/C Reimbursement Obligations, L/C Issuer shall, on or before ten (10) days following receipt of written request by Borrower, apply such excess in the order of priority set forth in
Section 7.03 of the Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed the foregoing instrument on the day and year first above written.

BORROWER:                              L/C ISSUER:

GOLDEN ROAD MOTOR INN, INC.,           WELLS FARGO BANK,
a Nevada corporation                   National Association,
                                       Agent Bank


By                                     By
  --------------------                   --------------------
  Ben Farahi,                            Rob Medeiros
  Secretary                              Vice President

STATE OF NEVADA     )
                    ) ss
COUNTY OF WASHOE    )

     This instrument was acknowledged before me on January ___, 1998, by BEN FARAHI as Secretary of/for GOLDEN ROAD MOTOR INN, INC.


____________________________
Notary Public


STATE OF NEVADA     )
                    ) ss
COUNTY OF WASHOE    )

     This instrument was acknowledged before me on January ___, 1998, by ROB MEDEIROS as Vice President of/for WELLS FARGO BANK.



____________________________
Notary Public